Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Orient Paper, Inc.:

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Orient Paper, Inc., of our report dated May 28, 2008, with respect to the financial statements of Orient Paper, Inc. included in its annual report on Form 10-K and Form 10-K/A for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 31, 2008, and April 15, 2008, respectively.


/s/ Davis Accounting Group P.C.
Cedar City, Utah,
April 21, 2008.